UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 7, 2010

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

 (Address of principal executive offices)

011-44-020-7903-5084

 (Registrant's telephone number, including area code)

N/A

(Former name and former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8.01 – OTHER EVENTS

On September 7, 2010, Tuffnell Ltd. Issued a press release which included assay results from its 2010 exploration program. A copy of the release follows herein:

Tuffnell Ltd. Intercepts High-Grade Gold/Copper at Its Little Butte Gold Project in Arizona

2010-09-07 08:00 ET - News Release

LONDON, Sept. 7 /PRNewswire/ -- Tuffnell Ltd. (Tuffnell or "the Company") (OTC Bulletin Board: TUFF) is pleased to announce that Drilling, assaying, check assaying and interpretation of results is now completed for Phase 1 drilling at the Company's Little Butte project located in north-western Arizona. Although several holes contained significant intercepts, Hole LB1010, the northern-most hole drilled to test an interpreted fault zone, has discovered high-grade gold/copper mineralization under thin gravel cover. LB1010 contains 15 feet averaging 0.25 oz/ton gold between 20 and 35 feet and an additional 50 feet averaging 0.10 oz/ton between 45 and 95 feet. The gold intercepts include 5 feet averaging 0.59 oz/ton. In addition the hole contains 95 feet averaging 1.13% copper between 10 and 105 feet depth including 15 feet averaging 4.41% copper.

The Phase 1 drilling program consisted of 12 reverse circulation (RC) holes totalling 3,979 feet. The primary target of the program was heap-leachable gold and copper mineralization associated with northerly trending structures interpreted from historic drilling. Intercepts of greater than or equal to 0.01 oz/ton gold or greater than or equal to 2,000 ppm Cu are shown in the table below. A plan map showing drill hole locations and the primary targeted structure as well as an interpreted cross-section of LB1010 will be posted on the company website www.tuffex.com shortly.

Drill holes LB1006, 11 and 12 did not reach target depth. As shown on the plan map the majority of the holes target the interpreted structure that includes the LB1010 intercepts. This fault zone has proven to be real although the exact strike and dip remain unknown.  LB1003 and 1004 targeted another interpreted fault that goes through the Paradise Shaft near LB1003. Results were disappointing. An attempt to drill a third fault with holes LB1011 and 12 failed because of gravel cover and caving.

All gold assays greater than 1.0 g/t were re-assayed as were all copper values in excess of 3,000 ppm (0.30%). Silver results were all low and are not shown.  The Company's primary targets are zones of mineralization thick enough and close enough to surface to allow open-pit heap leach mining.  Several drill holes have encouraging results. However, results from LB1010 indicate there is also potential for a significant high-grade resource.

The mineralization in LB1010 appears strong as evidenced by gold values up to 0.59 oz/ton over 5 feet and copper values as high as 7.63% over 5 feet. This new discovery under gravel cover has only one intercept so true widths of intercepts cannot yet be established. However, the current interpretation of a vertically oriented fault zone is shown on the LB1010 cross-section. One other high-grade gold intercept (5 feet @ 2.98 oz/ton gold) is noted in hole LB1009 to the south on the same fault zone. Because it is only a single assay interval it is much less significant than LB1010.

LITTLE BUTTE RC DRILLING SUMMARY RESULTS PHASE 1

Hole #	From (ft)	To (ft)	Width (ft)	Au (g/t)	Au (oz/ton)	Cu (ppm)	Cu (%)
LB-1001	60	70	10	<0.01	<0.005	2148	0.21
	135	145	10	0.82	0.02	71
	150	155	5	0.94	0.03	63
	165	180	15	1.17	0.03	360
LB-1002	65	120	55	2.07	0.06	339
	130	140	10	0.66	0.02	164
	155	160	5	1.39	0.04	209
LB-1003	No Significant Au or Cu Values
LB-1004	55	60	5	0.30	0.01	18
	145	150	5	0.32	0.01	17
LB-1005	265	270	5	1.13	0.03	25
LB-1006	30	35	5	0.33	0.01	1285	0.13
	70	95	25	0.03	<0.005	2221	0.22
	100	115	15	1.24	0.04	1199	0.12
	145	150	5	0.44	0.01	303
LB-1007	10	20	10	0.06	<0.005	2425	0.24
	35	55	20	0.17	<0.005	2678	0.27
	50	55	5	0.60	0.02	1910	0.19
	245	250	5	0.40	0.01	46
LB-1008	165	180	15	0.48	0.01	128
	260	270	10	2.54	0.07	22
	320	345	25	0.99	0.03	13
LB-1009	35	65	30	0.08	<0.005	2728	0.27
	55	60	5	0.34	0.01	3345	0.33
	75	90	15	34.45	1.01	851
Including	75	80	5	102.10	2.98	1655	0.17
LB-1010	10	105	95	3.14	0.09	11343	1.13
	20	35	15	8.55	0.25	44117	4.41
Including	20	25	5	20.13	0.59	2920	0.29
	45	95	50	3.35	0.10	4093	0.41
Including	75	85	10	10.61	0.31	2155	0.22
	115	125	10	1.12	0.03	1395	0.14
	215	235	20	1.13	0.03	22
	255	260	5	0.30	0.01	52
	270	275	5	0.39	0.01	138
	290	295	5	0.34	0.01	43
	320	330	10	1.53	0.04	851
LB-1011	DH Abandoned in Gravel
LB-1012	DH Abandoned in Gravel
LB-1012A	95	100	5	0.03	<0.005	2130	0.21

* Results only shown if Au value is greater than or equal to 0.01 oz/ton or Cu value is greater than or equal to 2,000 ppm.
** All widths shown are drilled widths. True widths are unknown until further drilling is done

Drilling results indicate there is continuing potential for discovering low-grade open-pit heap-leachable gold and copper at Little Butte. However, the discovery of high-grade Cu/Au mineralization in LB1010, which appears similar to the historic mining at the Little Butte Mine, makes this a priority for further work. This discovery on the north end of the drilling grid leaves the best potential to the north of 1010 in an area where Tuffnell controls 100% of the ground for over 4,500 feet. Tuffnell plans to conduct Phase II exploration in the fall of 2010. This program is planned to include excavator trenching, mapping and sampling of the 1010 site and north to help determine attitude of the mineralization, a geophysical survey to determine if the mineralization and associated structure in 1010 can be identified, as well as its extent and other possible targets, core drilling of the 1010 zone to determine grade, widths, and lateral extent and RC drilling of other targets in the area if budgets allow.

Mr. George Dory, Tuffnell's CEO commented, "We are thrilled with the drilling results to date as they have confirmed our expectations that this is a valuable property with excellent potential.  We intend to start the next phase in our ambitious exploration program shortly and will keep shareholders advised of developments in this regard."

Tuffnell holds a 100% option to 73 unpatented mining claims and 7 patented claims. The Little Butte Gold Property is located in north-western Arizona in the productive Walker Lane Gold Trend. The Walker Lane gold belt has historically produced over 50 million ounces of gold and 400 million ounces of silver.

Shareholders and the public are encouraged to visit www.tuffex.com for more information and to request an Investor Package.

About The Company

Tuffnell Ltd. (OTC BB: TUFF) is a mineral exploration company focused on maximizing returns for its shareholders by exploring and developing low-cost gold assets in proven mining districts.  With a focus primarily on the State of Arizona, Tuffnell Exploration has put together a team of highly qualified, strongly motivated individuals with the experience required to advance our corporate vision.

Based on geological potential, infrastructure proximity, and previously undertaken exploration, Tuffnell Ltd selects properties of merit so as to provide its shareholders with the highest probability of success. The company's main property, known as Little Butte, is located in La Paz county Arizona and has previous exploration history indicating that resources are present and the prospect for economic recovery of gold support management's decision to proceed with further exploration. The Little Butte project lies in the historic Plomosa District, 20 miles north of the town of Quartzite, Arizona and approximately 150 miles southeast of Las Vegas, Nevada. Based solely on historical records and drilling data from the former claim holder, the Company believes its property has the potential to host up to 1.0 million oz of gold. Little Butte is located in the world famous Walker Lane Gold Trend. The Walker Lane gold belt has historically produced over 50 million ounces of gold and 400 million ounces of silver.

Safe Harbour Statement:

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan," or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements.

The forward-looking statements which involve risks and uncertainties that include, among others, limited operating history, limited access to operating capital, factors detailed in the accuracy of geological and geophysical results including drilling and assay reports; the ability to close the acquisition of mineral exploration properties, and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information is included in the company's filings with the Securities and Exchange Commission, and may be accessed through the SEC's website at http://www.sec.gov.

CONTACT:
Investor Relations 1-800-459-0794
www.tuffex.com
SOURCE Tuffnell Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2011	Tuffnell Ltd.

/s/ George Dory
George Dory, Chief Executive Officer and President